Exhibit 99.1


        STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL
                              OFFICER OF EPLUS INC.
                          PURSUANT TO 18 U.S.C.SS.1350

     Each of the undersigned hereby certifies in his capacity as an officer of ePlus inc. (the "Company") that this Quarterly Report on Form 10-Q for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of
Section 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 14, 2002                    /s/ Phillip G. Norton
                                          ---------------------
                                          Phillip G. Norton
                                          President and Chief Executive Officer


Dated: August 14, 2002                    /s/ Steven J. Mencarini
                                          -----------------------
                                          Steven J. Mencarini
                                          Senior Vice President and
                                          Chief Financial Officer